EXHIBIT 99.1

Brookfield Asset Management to Host First Quarter 2026 Results Conference Call

NEW YORK, April 08, 2026 (GLOBE NEWSWIRE) -- Brookfield Asset Management Ltd. today announced it will host its first quarter 2026 conference call and webcast on Friday, May 8, 2026, at 10:00 a.m. ET.

Results will be released that morning prior to 7:00 a.m. ET and will be available on our website at www.bam.brookfield.com/news-events/press-releases.

Participants can join by conference call or webcast:

Conference Call

  Please pre-register by conference call:
  https://register-conf.media-server.com/register/BI4a9ba8996eec4112a6842d2dbf312077
  Upon registering, you will be emailed a dial-in number, and unique PIN. This process will bypass the operator and avoid the queue.

Webcast

  Please join and register by webcast: https://edge.media-server.com/mmc/p/wptdyzxu

About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE: BAM, TSX, BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, energy, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

For more information, please visit our website at www.bam.brookfield.com.

Media: Simon Maine Tel: (332) 298-0447 Email: simon.maine@brookfield.com	Investor Relations: Jason Fooks Tel: (212) 417-2442 Email: jason.fooks@brookfield.com